Exhibit 10.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE TERMS OF THIS WARRANT, THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE COMMON STOCK

Company:	Complete Solaria, Inc.
Initial Number of Shares:	6,000,000
Class of Stock:	Common Stock
Exercise Price per Share:	$0.01
Issue Date:	June 17, 2024
Expiration Date:	June 17, 2029

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, Ayna.AI LLC or registered assignee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of Common Stock (the “Shares”) of Complete Solaria, Inc. (the “Company”), in the number, at the price, and for the term specified above, subject to the provisions and upon the terms and conditions set forth in this warrant (the “Warrant”).

ARTICLE 1. EXERCISE

1.1 Method of Exercise. On or after the earlier of (i) September 9, 2024; and (ii) the first trading day after March 12, 2024 with a closing price of the Common Stock greater than or equal to $1.00 for 45 days out of the trailing consecutive 60-trading-day period (the earlier of the preceding clauses (i) and (ii) the “Exercise Date”), the Holder may exercise this Warrant for up to four million (4,000,000) Shares by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. On or after September 9, 2024, the Holder may exercise this Warrant for up to the remaining two million (2,000,000) Shares by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Prior to the Exercise Date the Holder may not exercise this Warrant. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate price for the Shares being purchased (the “Warrant Price”).

1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3 Fair Market Value. If the Shares are traded regularly in a public market, the fair market value shall be the weighted average price for the 30 trading days ending on the trading day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm or a third party independent appraiser to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased.

2.4 Certificate as to Adjustments. Upon each adjustment of the Exercise Price, the Company, at its expense, shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

2.5 Termination. The Company shall provide Holder 10 days’ notice prior to the closing of any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction (all aforementioned events each a “Liquidation Transaction”). Unless exercised, this Warrant shall terminate immediately prior to the closing of such Liquidation Transaction.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder that all Shares that may be issued upon the exercise of the purchase right represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

ARTICLE 4. Representations of Holder.

The Holder hereby represents and warrants to the Company as of the date hereof as follows:

4.1 Acquisition for Own Account. The Holder is acquiring the Warrant and underlying Shares (together the “Securities”) solely for the Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2 Information and Sophistication. The Holder hereby (a) acknowledges that the Holder has received all the information the Holder has requested from the Company and the Holder considers necessary or appropriate for deciding whether to acquire the Securities, (b) represents that the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder, and (c) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.

4.3 Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

4.4 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) The Holder shall have notified the Company of the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws; provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Act, except in unusual circumstances.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to a partner (or retired partner) or member (or retired member) of the Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if the applicable party were the Holder hereunder.

4.5 Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.6 No “Bad Actor” Disqualification. The Holder represents and warrants that neither (a) the Holder nor (b) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this paragraph and agrees to notify the Company if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.

4.7 Foreign Holder. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Holder hereby represents that the Holder it has satisfied itself as to the full observance of the laws of the Holder’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Warrant, including (a) the legal requirements within the Holder’s jurisdiction for the purchase of the Securities, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Holder’s subscription, payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction.

4.8 Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to the Holder, the Holder acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements

ARTICLE 5. MISCELLANEOUS.

5.1 Term. This Warrant is exercisable, at least in part, any time from the Exercise Date to the Expiration Date set forth above.

5.2 Form S-3 Demand. If (a) this Warrant has been exercised in full, (b) the Company is eligible to use a Form S-3 registration statement, and (c) the Company receives a request from Purchaser that Company file a Form S-3 registration statement with respect to all the shares of common stock of the Company held by Purchaser, then the Company shall as soon as practicable, and in any event within 45 days after the date such request is given by Purchaser, file a Form S-3 registration statement under the Act covering all shares of common stock of the Company held by the Purchaser.

5.3 Piggy-Back. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Investors) any of its common stock under the Act in connection with the public offering of such securities solely for cash, the Company shall, at such time, promptly give Holder notice of such registration. Upon the request of Holder, given within 20 days after such notice is given by the Company, the Company shall cause to be registered the shares of common stock underlying the Warrant held by Holder. The Company shall have the right to terminate or withdraw any registration initiated by it before the effective date of such registration, whether or not Holder has elected to include shares of common stock of the Company in such registration.

5.4 Legends.

Certificates for the Shares acquired upon exercise of this Warrant shall be imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

5.5 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

5.6 Transfer Procedure. Holder may transfer this Warrant to any affiliate of Holder. Other than transfers to affiliates as provided for in the preceding sentence, this Warrant nor any interest therein shall be transferred or assigned, in whole or in part, directly or indirectly, without the prior written consent of the Company, which shall not be unreasonably withheld, and any attempted transfer or assignment without such consent shall be void. Any approved transfer may be effected by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable).

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by electronic transmission if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to each of the Company and the Holder at the address listed on their respective signature pages hereto or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party.

5.8 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.9 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.10 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

5.11 Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.12 Counterparts. This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

5.13 Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitute the entire agreement and understanding of the Company and Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

5.14 Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

5.15 Compensation Under SOW. This issuance of this Warrant by the Company to the Purchaser is in satisfaction of the compensation owed by the Company to the Purchaser for the services performed by the Purchaser for the Company under the terms of the Statement of Work, signed May 21, 2024 (and effective as of March 12, 2024), as incorporated into the Master Services Agreement, dated March 12, 2024.

[Signature Page Follows]

The parties have caused this Warrant to be executed as of the date first written above.

Complete Solaria, Inc.

By:
Name:	Thurman Rodgers
Title:	Chief Executive Officer

Address:
45700 Northport Loop East
Fremont, CA 94538

Ayna.AI LLC

By:
Name:	Narendra (Nick) Santhanam
Title:	Executive Chairman

Address:
100 Century Center Court, Suite 205
San Jose, CA 95112

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase ______________ shares of the Common Stock of Complete Solaria, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full. The undersigned makes all of the representations contained in Article 4 of the Warrant to the Company as of the date hereof.

2. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised with respect to ______________ of the Shares covered by the Warrant.

3. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Ayna.AI LLC

100 Century Center Court, Suite 205

San Jose, CA 95112

[Email Address]

4. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

Ayna.AI or Assignee

(Signature)

(Date)